                                                                     Exhibit 3.2

                                    BYLAWS

                                      OF

                           MATRIX CAPITAL CORPORATION


                                   ARTICLE I
                                   ---------

                           OFFICES AND CORPORATE SEAL
                           --------------------------


     1. Principal Office. The Corporation shall maintain a principal office in the City of Denver, County of Denver, Colorado.

     2. Other Offices. The Corporation may also maintain offices at such other place or places, either within or without the State of Colorado, as may be designated from time to time by the Board of Directors, and the business of the Corporation may be transacted at such other offices with the same effect as that conducted at the principal office.

     3. Corporate Seal. A corporate seal shall not be requisite to the validity of any instrument executed by or on behalf of the Corporation, but nevertheless if in any instance a corporate seal be used the same shall be a circle having on the circumference thereof the name of the Corporation, and in the center thereof "Corporate Seal Colorado" and the year of incorporation.

                                   ARTICLE II
                                   ----------

                                  SHAREHOLDERS
                                  ------------

     1. Shareholders' Meetings. All meetings of the Shareholders shall be held at such place as may be fixed from time to time by the Board of Directors, or in the absence of direction by the Board of Directors, by the Chairman, President or Secretary of the Corporation, either within or without the State of Colorado, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     2. Annual Meetings. Annual meetings of the Shareholders shall be held on the second Thursday in March, if not a legal holiday, and if a legal holiday, then on the next secular day following, or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. At each annual meeting, the Shareholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.

     3. Special Meetings. Special meetings of the Shareholders, for any purpose or purposes, unless otherwise proscribed by statute or by the Articles of Incorporation, may be called by the President and shall be called by the Chairman, President or Secretary at the request in writing of a majority of the Board of Directors or at the request in writing of Shareholders owning a majority in amount of the entire capital stock of the Corporation then issued, outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

     4. Notice of Meetings. Written notice stating the place, date and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the special meeting is being called, shall be given to each Shareholder of record entitled to vote at such meeting not less than ten (10) days nor more than fifty (50) days before each date of the meeting. Business transacted at any special meeting of Shareholders shall be limited to the purposes stated in the notice. The Shareholders entitled to vote at the meeting shall be determined as of four (4) o'clock in the afternoon on the day before the notice of the meeting is sent.

     5. List of Shareholders. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of Shareholders, a complete list of the Shareholders entitled to vote at the meeting, arranged in alphabetical order and showing the address and the number of shares registered in the name of each Shareholder. Such list shall be open to the examination of any Shareholder, for any purpose germane to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Shareholder present.

     6. Quorum and Adjournment. The holders of a majority of the shares issued, outstanding and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum at all meetings of the Shareholders for the transaction of business except as otherwise provided by statute or by the Articles of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the Shareholders, the Shareholders entitled to vote at the meeting, present in person or represented by proxy, shall have power to adjourn the meeting to another time or place, without notice other than announcement at the meeting at which adjournment is taken, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Shareholder of record entitled to vote at the meeting.

     7. Majority Required. When a quorum is present at any meeting, the vote of the holders of a majority of the voting power present, whether in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the Colorado statutes or of the Articles of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

     8. Voting. At every meeting of the Shareholders, each Shareholder shall be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such Shareholder, but no proxy shall be voted or acted upon after eleven (11) months from its date, unless the proxy provides for a longer period.

     9. Action Without Meeting. Any action required or permitted to be taken at any meeting of Shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of all of the outstanding shares entitled to vote with respect to the subject matter of the action.

     10. Conference by Telephone Meetings. Shareholders may participate in a meeting of the Shareholders by telephone conference or similar means of communication in which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

     11. Waiver of Notice. Attendance of a Shareholder at a meeting shall constitute waiver of notice of such meeting, except when such attendance at the meeting is for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Any Shareholder may waive notice of any meeting of Shareholders by executing a written waiver of notice either before or after the time of the meeting.

                                  ARTICLE III
                                  -----------

                                   DIRECTORS
                                   ---------

     1. Number. The number of Directors which shall constitute the whole Board of Directors (sometimes referred to as the "Board") shall be not fewer than three (3) nor more than seven (7), the exact number to be fixed from time to time by resolutions of the Board of Directors. The Directors shall be elected at the Annual Meeting of the Shareholders, except as provided in Section 2 of this Article, and each Director elected shall hold office until his or her successor is elected and qualified. Directors need not be Shareholders.

     2. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of Directors may be filled by the affirmative vote of a majority of the remaining Directors then in office, though such majority must at least equal the number of Directors required to constitute a quorum, or by a sole remaining Director, and the Directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified, unless sooner displaced. If there are no Directors in office, then an election of Directors may be held in the manner provided by statute.

     3. Powers. The business and affairs of the Corporation shall be managed by its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts as are not by the Colorado statutes, the Articles of Incorporation, or these Bylaws directed or required to be exercised or done by the Shareholders.

     4. Place of Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Colorado, or in any manner, including but not limited to a conference telephone call as the President or Chairman of the Board may select.

     5. Annual Meetings. The first meeting of each newly elected Board of Directors shall be held immediately following the Annual Meeting of Shareholders and in the same place as the Annual Meeting of Shareholders, and no notice to the newly elected Directors of such meeting shall be necessary in order to legally hold the meeting, providing a quorum shall be present. In the event such meeting is not held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver by all of the Directors.

     6. Regular Meeting. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.

     7. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman, President or the Secretary or any member of the Board to each Director, either personally, by telegram, facsimile transmission, by telephone, or by mail at least twenty-four (24) hours (in the case of notice in person, by telegram, facsimile transmission, or by telephone) or forty-eight
(48) hours (in case of notice by mail) before the time at which the meeting is to be held.

     8. Quorum. A majority of the membership of the Board of Directors shall constitute a quorum and the concurrence of a majority of those present shall be sufficient to conduct the business of the Board, except as may be otherwise specifically provided by statute or by the Articles of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the Directors then present may adjourn the meeting to another time or place, without notice other than announcement at the meeting, until a quorum shall be present.

     9. Action Without Meeting. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board or committee.

     10. Conference by Telephone Meetings. Directors may participate in a meeting of the Board of Directors or of a committee of the Board, by telephone conference or similar means of communication in which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

     11. Executive Committee. There may at the discretion of the Board of Directors be an Executive Committee consisting of three (3) members of the Board of Directors who shall be elected by a majority of the whole Board at any meeting of the Board of Directors. Members of the Executive Committee shall serve at the pleasure of the Board of Directors and each member of the Executive Committee may be removed with or without cause at any time by resolution adopted by a majority of the whole Board. In the event any vacancy occurs in the Executive Committee, the vacancy shall be filled by the Board of Directors. The Executive Committee shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, but shall not possess any authority of the Board of Directors prohibited by Colorado law. The Executive Committee shall report on actions taken by it at the next succeeding meeting of the Board of Directors.

     12. Compensation. The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings. The amount or rate of such compensation of members of the Board of Directors or of committees shall be established by the Board of Directors and shall be set forth in the minutes of the Board.

     13. Waiver of Notice. Attendance of a Director at a meeting shall constitute waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Any Director may waive notice of any annual, regular or special meeting of Directors by executing a written waiver of notice either before or after the time of the meeting.

                                  ARTICLE IV
                                  ----------

                                   OFFICERS
                                   --------

     1. Designation of Titles. The officers of the Corporation shall be chosen by the Board of Directors and there shall be a President, a Vice President, a Secretary and a Treasurer. The

Board of Directors may also choose a Chairman of the Board, additional Vice Presidents, and one or more Assistant Secretaries and Assistant Treasurers. Any number of offices, except the offices of President and Secretary, may be held by the same person, unless the Articles of Incorporation or these Bylaws otherwise provide.

     2. Appointment of Officers. The Board of Directors at its first meeting after each Annual Meeting of Shareholders shall choose a President, one or more Vice Presidents, a Secretary and a Treasurer, and may choose a Chairman of the Board, each of whom shall serve at the pleasure of the Board of Directors. The Board of Directors at any time may appoint such other officers and agents as it shall deem necessary to hold offices at the pleasure of the Board of Directors and to exercise such powers and perform such duties as shall be determined from time to time by the Board.

     3. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation.

     4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise may be filled by the Board of Directors at any time.

     5. Chairman of the Board. The Chairman of the Board, if one shall have been appointed and be serving, shall preside at all meetings of the Board of Directors and all meetings of Shareholders, and shall perform such other duties as from time to time may be assigned to him or her by the Board of Directors.

     6. President. If a Chairman of the Board shall not have been appointed or, having been appointed, shall not be serving or be absent, the President shall preside at all meetings of the Board of Directors or of Shareholders. He or she shall sign, unless he or she designates in writing someone to sign on his or her behalf, all deeds and conveyances, all contracts and agreements, and all other instruments requiring execution on behalf of the Corporation, and shall act as operating and directing head of the Corporation, subject to policies established by the Board of Directors.

     7. Vice Presidents. There shall be as many Vice Presidents as shall be determined by the Board of Directors from time to time, and they shall perform such duties as from time to time may be assigned to them. Any one of the Vice Presidents, as authorized by the Board, shall have all the powers and perform all the duties of the President in case of the temporary absence of the President or in the case of his or her temporary inability to act. In case of the permanent absence or inability of the President to act, the office shall be declared vacant by the Board of Directors and a successor chosen by the Board.

     8. Secretary. The Secretary shall see that the minutes of all meetings of Shareholders, of the Board of Directors and of any standing committees are kept. He or she shall be the custodian of the corporate seal and shall affix it to all proper instruments when deemed advisable by him or her. He or she shall give or cause to be given required notices of all meetings of the Shareholders and of the Board of Directors. He or she shall have charge of all the books and records of the Corporation except the books of account, and in general shall perform all the duties incident to the office of the Secretary of a Corporation and such other duties as may be assigned to him or her.

     9. Treasurer. The Treasurer shall have general custody of all the funds and securities of the Corporation except such as may be required by law to be deposited with any state official. He or she shall see to the deposit of the funds of the Corporation in such bank or banks as the Board of Directors may designate. Regular books of account shall be kept under his or her direction and supervision, and he or she shall render financial statements to the President, Directors and Shareholders at proper times. The Treasurer shall have charge of the preparation and filing of such reports, financial statements and returns as may be required by law. He or she shall give to the Corporation such fidelity bond as may be required by law, and the premium therefor shall be paid by the Corporation as an operating expense.

     10. Assistant Secretaries. There may be such number of Assistant Secretaries as from time to time the Board of Directors may fix, and such persons shall perform such functions as from time to time may be assigned to them. No Assistant Secretary shall have power or authority to collect, account for or pay any tax imposed by any federal, state or city government.

     11. Assistant Treasurers. There may be such number of Assistant Treasurers as from time to time the Board of Directors may fix, and such persons shall perform such functions as from time to time may be assigned to them. No Assistant Treasurer shall have the power or authority to collect, account for or pay any tax imposed by any federal, state or city government.

                                   ARTICLE V
                                   ---------

                                 CAPITAL STOCK
                                 -------------

     1. Share Certificates. The share certificates shall be in a form approved by the Board of Directors. Each certificate shall be signed by the Chairman, or the President or the Vice President and the Secretary or an Assistant Secretary.

     2. Registered Shareholders. All certificates of stock shall be consecutively numbered and the numbers, the names of the owners, the number of shares and the date of issue shall be entered on the books of the Corporation. The Corporation shall be entitled to treat the holder of record of shares as the holder-in-fact, and, except as otherwise provided by the laws of Colorado, shall not be bound to recognize any equitable or other claim to or interest in the shares.

     3. Restrictions on Stock Transfer. No sale, pledge or other transfer for consideration of shares of stock of this Corporation shall be valid or effective until the Shareholder, his or her personal representative or heir gives notice to the Secretary of this Corporation of the proposed transfer and a brief description thereof, and either (1) counsel for the Corporation, upon reviewing the proposed transfer, renders an opinion that the proposed transfer may be effected without registration under the Securities Act of 1933 or any similar federal statute and under the securities law of any state in which the whole or any part of such transfer takes place; or (2) if, in the opinion of counsel, for the Corporation, such registration is necessary, then until such registration is in effect.

     Notice as used herein shall be sufficient if in writing and if sent by registered mail.

     4. Transfer of Shares. Shares of the Corporation shall only be transferred on its books upon the surrender to the Corporation of the share certificates duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer. The surrendered certificates shall be canceled, new certificates issued to the person entitled to them and the transaction recorded on the books of the Corporation.

     5. Lost Certificates. The Board of Directors may direct a new certificate to be issued in place of a certificate alleged to have been destroyed or lost if the owner makes an affidavit that it is destroyed or lost. The Board in its discretion may, as a condition precedent to issuing the new certificates, require the owner to give the Corporation a bond as indemnity against any claim that may be made against the Corporation on the certificate allegedly destroyed or lost.

     6. Dividends. The Board of Directors may from time to time declare dividends upon the capital stock of the Corporation in the manner and upon the terms and conditions provided by Colorado law and in its Articles of Incorporation.

                                  ARTICLE VI
                                  ----------

                                INDEMNIFICATION
                                ---------------

     1. Indemnification. The Corporation shall provide indemnification to its directors, officers and others eligible therefor to the maximum extent permissible under Colorado law.

     2. Savings Clause. The indemnification and other benefits provided by or granted pursuant to this Article, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and inure to the benefit of the heirs, executors and administrators of the person.

     3.  Scope of Article.

          a. Each person who shall act as an authorized representative of the Corporation shall be deemed to be doing so in reliance upon such rights of indemnification as are provided in this Article.

          b. The indemnification provided by this Article or otherwise provided by law shall not be deemed exclusive of any other rights to which those benefited may be entitled under any agreement, vote of Shareholders or disinterested Directors, statute or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office or position.

                                  ARTICLE VII
                                  -----------

                        REPEAL, ALTERATION OR AMENDMENT
                        -------------------------------

     These Bylaws may be repealed, altered, or amended, or substitute Bylaws may be adopted at any time, either (i) by an affirmative vote of the Shareholders entitled to cast at least a majority of the votes which all Shareholders are entitled to cast thereon at a duly organized annual or special meeting of Shareholders, or (ii) with respect to those matters which are not by statute reserved exclusively to the Shareholders, by an affirmative vote of a majority of the Board of Directors of the Corporation at any annual, regular or special meeting of Directors.

                                 ARTICLE VIII
                                 ------------

                               EMERGENCY BYLAWS
                               ----------------

     1. When Effective. The Emergency Bylaws provided in this Article VIII shall be operative during any emergency in the conduct of the business of the Corporation resulting from an attack on the United States or any nuclear or atomic disaster, notwithstanding any different provisions in the preceding Articles of the Bylaws or in the Articles of Incorporation of the corporation or in the Colorado Business Corporation Act. To the extent not inconsistent with the provisions of this Article, the Bylaws provided in the preceding Articles shall remain in effect during such emergency and, upon its termination, the Emergency Bylaws shall cease to be operative.

     2.   Permissible Actions.  During any such emergency:

          a. A meeting of the Board of Directors may be called by any officer or director of the Corporation. Notice of the time and place of the meeting shall be given by the person calling the meeting to such of the Directors as it may be feasible to reach by any available means of communications. Such notice shall be given at such time in advance of the meeting as circumstances permit in the judgment of the person calling the meeting.

          b. At any such meeting of the Board of Directors, a quorum shall consist of at least two Directors.

          c. The Board of Directors, either before or during any such emergency, may provide, and from time to time modify, lines of succession in the event that during such an emergency any or all officers or agents of the Corporation shall for any reason be rendered incapable of discharging their duties.

          d. The Board of Directors, either before or during any such emergency, may, effective in the emergency, change the head office or designate several alternative head offices or regional offices, or authorize the officers to do so.

     No officer, Director or employee acting in accordance with these Emergency Bylaws shall be liable except for willful misconduct.

     These Emergency Bylaws shall be subject to repeal or change by further action of the Board of Directors or by action of the Shareholders, but no such repeal or change shall modify the provisions of the next preceding paragraph with regard to action taken prior to the time of such repeal or change. Any amendment of these Emergency Bylaws may make any further or different circumstances of the emergency.

                          AMENDMENTS TO THE BYLAWS OF
                          MATRIX CAPITAL CORPORATION


     The following amendments to the Bylaws were adopted on September 19, 1996 at a special meeting of the Board of Directors:

     1. The last sentence of Article II, Section 2 of the Bylaws is hereby amended to read in its entirety as follows:

        At each annual meeting, the Shareholders shall elect Directors and transact such other business as may be properly brought before the meeting.

     2. Article III, Section 1 of the Bylaws is hereby amended to read in its entirety as follows:

          1. Number; General. The number of Directors which shall constitute the whole Board of Directors (sometimes referred to as the "Board") shall be as fixed from time to time by resolution of the Board. The Board of Directors, other than those Directors who may be elected by the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation, shall be divided, with respect to the time during which they shall hold office, into three classes as nearly equal in number as possible, with the initial term of office of the Class I Directors expiring at the annual meeting of Shareholders held in 1997, of the Class II Directors expiring at the succeeding annual meeting of Shareholders, and of the Class III Directors expiring at the second succeeding annual meeting of Shareholders, with all such Directors to hold office until their successors are elected and qualified. Any increase or decrease in the number of Directors shall be apportioned by the Board of Directors so that all classes of Directors shall be as nearly equal in number as possible. At each annual meeting of Shareholders, Directors chosen to succeed those whose terms then expire shall be elected to hold office for a term expiring at the annual meeting of Shareholders held in the third year following the year of their election and until their successors are duly elected and qualified. At each annual meeting of Shareholders, Directors shall be elected to succeed those Directors whose terms then expire. No decrease in the number of Directors constituting the Board shall shorten the term of any incumbent Director.

     3. Article III, Section 2 of the Bylaws is hereby amended to read in its entirety as follows:

          2. Vacancies. Vacancies, including vacancies resulting from any increase in the number of Directors, may be filled by the Shareholders or by the

     Board or, if the Directors remaining in office constitute fewer than a quorum of the Board, the remaining Directors may fill the vacancy by affirmative vote of a majority of all the Directors remaining in office, and the Directors so chosen shall hold office until the next Shareholders' meeting held for the election of directors of the class to which he shall have been appointed (which, in the case of a vacancy resulting due to an increase in the size of the Board, shall be determined by resolution of the Board) and until his successor is elected and qualified. If there are no Directors in office, then an election of Directors may be held in the manner provided by statute.

     4. Article V, Section 3 of the Bylaws is hereby deleted from the Bylaws in its entirety and, in the form of Bylaws, the space for Article V, Section 3 shall be reserved in blank for future use.

     5. There is hereby added to the Bylaws a new Article III, Section 14, which shall read in its entirety as follows:

          14. Advisory Directors. (a) The Board of Directors may from time to time designate one or more persons as Advisory Directors of the corporation. Advisory Directors shall serve for terms ending at the time of the Annual Meeting of the Board of Directors following the Annual Meeting of Shareholders each year; provided, however, any or all of the Advisory Directors may be removed at any time, with or without cause, by the Board of Directors.

          (b) Advisory Directors shall receive notice of and be entitled to attend meetings of the Board of Directors or committees to which they are assigned and shall be entitled to participate in discussions at such meetings, but shall not vote. The Board of Directors or committees shall have the authority to excuse Advisory Directors from all or portions of any meeting.

          (c) Advisory Directors shall not be entitled to vote and shall not have the powers or responsibilities of a Director of the corporation.

     6. Article IV, Section 1 of the Bylaws is hereby amended to read in its entirety as follows:

          1. Designation of Titles. The officers of the Corporation shall be chosen by the Board of Directors and there shall be a President, at least one Vice President (who may be designated as Executive Vice President, Senior Vice President or other appropriate title), a Secretary and a Treasurer. The Board of Directors may also choose a Chairman of the Board, a Vice Chairman of the Board, additional Vice Presidents (including Executive Vice Presidents, Senior Vice Presidents and other appropriately named Vice Presidents), one or more

     Assistant Secretaries, one or more Assistant Treasurers, and such other officers, with such titles, powers and duties, as are permitted by Section 2 below. Any number of offices, except the offices of President and Secretary, may be held by the same person, unless the Articles of Incorporation or these Bylaws otherwise provide.